Via EDGAR Transmission
     04/27/00


                       SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C. 20549

                                       FORM 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report ( Date of Earliest Event Reported) April 27, 2000


                    BOMBARDIER CAPITAL MORTGAGE SECURITIZATION CORPORATION
                                            (Depositor)
                    (Exact name of registrant as specified in its charter)


                                             on behalf of


                      BCMSC Trust Series 2000-A

Delaware                            333-40113                03-0355080
(State or other jurisdiction        (Commission             (IRS Employer
of Incorporation)                   File Number)            Identification No.)

1600 Mountain View Drive, Colchester, Vermont          05446
(Address of principal executive offices)             (ZIP code)

Registrant's telephone number, including area code:  (802) 654-7200


                         Page 1 of 5
               Exhibit Index Appears on Page 3

Item 5.  Other Event
Reference is made to the Prospectus Supplement dated January 24, 2000 relating to the offering of
Bombardier Capital Mortgage Securitization Corporation Senior/Subordinated Pass-Through Certificates,
Series 2000-A. Further reference is made to the table appearing on Page S-45 of such Prospectus
Supplement under the heading "Delinquency Experience" with respect to the portfolio of manufactured housing installment sales contracts and mortgages serviced by Bombardier Capital Inc. Attached hereto as Exhibit 99.1 is a restatement of the statistical information appearing in such table with regard to delinquencies as of December 31, 1999. This revised statistical data reflects a strict application of
Bombardier Capital Inc.'s policy for reporting delinquencies in order to conform such application to that used for the prior dates reported in such table.

INDEX TO EXHIBITS

Exhibit No.         Description
99.1                Restated December 31, 1999 Delinquency Information

Exhibit No. 99.1




                                                         Delinquency Experience
                                                         (Dollars in thousands)

                                              31-Dec
                                              1999
Principal Balance of Assets
     Outstanding(1)                           $1,706,815
Principal Balance of Delinquent
   Assets(2)
     30-59 days past due                      $109,981
     60-89 days past due                      $38,643
     90 days or more past due                 $69,709
Total Delinquency
     Dollars                                  $218,333
     Percentage(3)                            12.79%


(1) Includes contracts already in repossession and mortgage loans already in foreclosure.
(2) The period of a delinquency is based on the number of days payments are contractually past due (assuming
30-day months). Consequently, payments on a contract or mortgage loan due on the first day of the month is not 30 days delinquent until the first day of the next month.
(3) As a percentage of the principal balance of contracts and mortgage loans outstanding at month end.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the date indicated.

                    BOMBARDIER CAPITAL MORTGAGE SECURITIZATION CORPORATION

                                    BY:    /s/ Blaine Filthaut
                                    Name:  Blaine Filthaut
                                    Title: Treasurer

Dated: April 27, 2000